Exhibit 15.8

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated February 23, 2010, with respect to the financial statements of Magic (Onyx) Magyarország Szoftverház Kft., which report is included in this amendment No. 2 to the annual report of Formula Systems (1985) Ltd. on Form 20-F/A for the year ended December 31, 2009.

Budapest, Hungary November 11, 2010
Maria Negyessy
Registered Auditors